Exhibit 5.1

October 15, 2020

InMed Pharmaceuticals Inc.

Suite 310-815 W. Hastings St.

Vancouver, BC, Canada

V6C 1B4

Dear Sirs/Mesdames:

Re: InMed Pharmaceuticals Inc. – Registration Statement on Form S-1

We have acted as Canadian counsel to InMed Pharmaceuticals Inc. (the “Company”), a British Columbia company, in connection with the offering by the Company of up to US$23,000,000 of: (i) common shares of the Company (the “Shares”); (ii) pre-funded warrants to purchase common shares of the Company (the “Pre-Funded Warrants”); and (iii) warrants to purchase common shares of the Company (the “Public Warrants” together with the Pre-Funded Warrants and the Shares, the “Offered Securities”). Each Pre-Funded Warrant is exercisable for common shares of the Company (“Pre-Funded Warrant Shares”) and each Public Warrant is exercisable for common shares of the Company (“Public Warrant Shares”). The Offered Securities are being registered under the Securities Act of 1933, as amended (the “Securities Act”) under a registration statement on Form S-1 as filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 19, 2020 (as amended, the “Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

In examining all documents and in providing our opinions below we have assumed that:

a)	all individuals had the requisite legal capacity;

b)	all signatures are genuine;

c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

d)

all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of the date hereof;

e)	all facts set forth in the certificates supplied by the officers of the Company are complete, true and accurate as of the date hereof; and

f)	prior to the issuance and delivery of the Offered Securities, the Company will receive, in cash, the full consideration in respect of the Offered Securities.

Our opinion below is expressed only with respect to the laws of the province of British Columbia and of the laws of Canada applicable therein in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressees or any other person of any other change in any matter addressed in this opinion.

Based on and relying on the foregoing, we are of the opinion that:

1.	The Offered Shares will be duly authorized and validly issued as fully-paid and non-assessable when issued and delivered by the Company as described in the Registration Statement.

2.

All necessary corporate action has been taken by the Company to authorize the creation and allotment for issuance of the Pre-Funded Warrants and the Public Warrants and, when duly issued and delivered, will constitute legal, valid and binding obligations of the Company.

3.

The Pre-Funded Warrant Shares have been authorized, reserved and allotted for issuance and when issued and paid for in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

4.

The Public Warrant Shares have been authorized, reserved and allotted for issuance and when issued and paid for in accordance with the terms of the Public Warrants, the Public Warrant Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours truly,

/s/ FARRIS LLP